Exhibit 10.1
FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT
This First Amendment to Amended and Restated License Agreement (this “First Amendment”) is dated as of May 29, 2026 (the “Amendment Effective Date”) and is entered into by and between Paragon Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Paragon”), having its principal place of business at 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453, and Spyre Therapeutics, Inc. (“Spyre”), a corporation organized under the laws of the State of Delaware, having its principal place of business at 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453. Paragon and Spyre are also referred to herein individually as a “Party”, or collectively as the “Parties.”
RECITALS
Whereas, the Parties are party to that certain Amended and Restated License Agreement dated as of February 24, 2025 (the “Agreement”); and
Whereas, the Parties wish to amend the Agreement as set forth in this First Amendment.
Now Therefore, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to them in the Agreement.

2.Amendments to the Agreement. The Agreement is hereby amended as follows:
(a)The definition of “Field” in Section 1.33 of the Agreement shall be deleted in its entirety and replaced as follows:

“Field” means the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.
(b)The following definitions shall be added to Article I of the Agreement:

“First Amendment” means that certain First Amendment to Amended and Restated License Agreement dated as of May 29, 2026 (the “Amendment Effective Date”) between the Parties.

“IL-23p19” means the p19 protein subunit of IL-23.

“Indication” means a specific disease, symptom, or condition in human patients that a Product is intended to treat, prevent, or diagnose and is the subject of a clinical trial, other than a Phase I Trial in healthy volunteers, as approved or permitted to proceed by a Governmental Authority under an IND or clinical trial application.

“Initial Field” means prophylaxis, palliation, treatment and diagnosis of human disease and disorders in the therapeutic area of inflammatory bowel disease.

“Material Transaction” means any of the following: (i) a Change of Control of Spyre or a Change of Control of the Retained IL-23 Project Antibody Licensee, (ii) the sale of all or substantially all assets and rights related to a Spyre Product that (A) is Spyre’s lead candidate Directed To IL-23p19 and (B) has been dosed in a Phase II Trial, to a Third Party, such that control of the Development and Commercialization of such Spyre Product or Spyre Products is transferred to such Third Party, or (iii) the sale of all or substantially all assets and rights related to a product comprising a Retained IL-23 Project Antibody that (X) is the Retained IL-23 Project Antibody Licensee’s lead candidate Directed To IL-23p19 and (Y) has been dosed in a Phase II Trial, to a Third Party that is not controlled by, controlling or under common control with the Retained IL-23 Project Antibody Licensee, such that control of the Development and Commercialization of such Retained IL-23 Project Antibody product or products is transferred to such Third Party.

(c)Section 2.1(f) is deleted in its entirety and replaced with:

Subject to the terms of this Agreement, Spyre hereby grants to Paragon a non-exclusive license, including the right to sublicense through multiple tiers, under the Spyre Cross License Patents to Develop, Manufacture, Commercialize or otherwise exploit the Retained IL-23 Project Antibodies in the Field in the Territory.

(d)The following subsections shall be added to the end of Section 2.1 of the Agreement:
(g) Subject to the terms and conditions of this Agreement and except as permitted pursuant to Section 2.1(h), prior to June 1, 2030, Spyre shall not, directly or indirectly, administer, or cause to be administered (including by any Affiliate, Sublicensee or Third Party) a dose of a Product to any human patient in a clinical trial of such Product for an Indication outside of the Initial Field. Subject to Section 2.1(i), the restrictions in this Section 2.1(g) shall be of no further force or effect from and after June 1, 2030.

(h) Subject to the terms and conditions of this Agreement, and notwithstanding Section 2.1(g), prior to June 1, 2028, Spyre shall not, directly or indirectly, administer, or cause to be administered (including by any Affiliate, Sublicensee or Third Party) a dose of a Combination Product to any human patient in a clinical trial of a Combination Product for an Indication outside of the Initial Field, provided, however, that any permitted clinical trial of a Combination Product outside of the Initial Field may include monotherapy active arms with a Product.
(i) Notwithstanding Section 2.1(g), in the event that Spyre or the Retained IL-23 Project Antibody Licensee consummates a Material Transaction, then any remaining restrictions outside of the Initial Field set forth in Section 2.1(g) shall (A) remain in effect only until June 1, 2028 and (B) thereafter terminate and be of no further force or effect. For clarity, in such circumstance the restrictions in Section 2.1(h) shall remain in effect until June 1, 2028.
(j) Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, the restrictions set forth in Sections 2.1(g) and 2.1(h) shall not apply to any products, including, but not limited to, any products Directed To IL-23p19 (alone or in combination), other than a Product, that are owned, licensed, acquired, or otherwise controlled by a Third Party engaging in, or that consummates, a transaction (including a Material Transaction), with Spyre.

(e)Section 2.2(d)(i) is deleted in its entirety and replaced with:

Paragon retains rights under the Licensed Antibody Technology solely to perform its obligations and exercise its rights under and in accordance with this Agreement and the Option Agreement; provided that, during the Term, Paragon shall not, and shall ensure that its Affiliates do not, directly or indirectly, (A) use the Licensed Antibody Technology, or (B) grant a license to an Affiliate or Third Party under the Licensed Antibody Technology, in each case to Develop, Manufacture, Commercialize, or otherwise exploit the Licensed Antibodies or Derived Antibodies as part of a Product in the Territory; provided further that, the foregoing proviso does not, and is not intended to, limit Paragon’s rights under Section 2.6;

3.Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a)it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization, or chartering;
(b)it has the full right, power, and authority to enter into this First Amendment and to perform its obligations hereunder;
(c)the execution of this First Amendment by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of such Party; and

(d)when executed and delivered by such party, this First Amendment will constitute the legal, valid, and binding obligation of such Party, enforceable against that party in accordance with its terms.
4.Effect of Amendment. Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this First Amendment and any terms of the Agreement, the terms of this First Amendment shall govern and prevail. Upon the effectiveness of this First Amendment, each reference (i) in the Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this First Amendment, and (ii) in any other related document or instrument to the “License Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this First Amendment.
5.Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This First Amendment may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.
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IN WITNESS WHEREOF, the Parties have by duly authorized persons executed this First Amendment as of the Amendment Effective Date.

Paragon Therapeutics, Inc. By: /s/ Keri Lantz Name: Keri Lantz Title: Chief Financial Officer	Spyre Therapeutics, Inc. By: /s/ Cameron Turtle Name: Cameron Turtle Title: Chief Executive Officer